EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement Nos. 333-110479, 333-121234, 333-143004, 333-144820, 333-159715, 333-164792, 333-184772 and 333-189351 on Form S-8 of Advanced Emissions Solutions, Inc. and subsidiaries of our report dated June 28, 2016 relating to the financial statements and supplemental schedule of the Advanced Emissions Solutions, Inc. Profit Sharing Retirement Plan, which appears in this Form 11-K for the year ended December 31, 2015.

/s/ Hein & Associates LLP

Denver, Colorado
June 28, 2016